Exhibit 10.3

AGREEMENT

AGREEMENT (this “Agreement”), dated as of February 7, 2019, among Churchill Downs Holdings Ltd, a business company incorporated in the British Virgin Islands (the “Buyer”), and HG Holdings, Inc., a Delaware corporation (the “Seller).

WHEREAS Seller is the owner of 2,500 ordinary shares (the “Shares”) in the capital of the Buyer.

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Shares on the terms and conditions set forth herein.

1.      Sale and Purchase of Shares.  Seller hereby sells the Shares to Buyer in consideration of $120,000 paid by Buyer and Buyer hereby purchases the Shares for such consideration.   Seller hereby agrees to deliver to Buyer certificates representing the Shares and such other documents evidencing the sale and transfer of the Shares to Buyer as Buyer may reasonably request to effect the transfer of such Shares on the records of the Buyer.

2.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

3.      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

CHURCHILL DOWNS HOLDINGS LTD.

By:	s/Walter Blocker
Name: Walter Blocker
Title: Chairman

SELLER:

HG HOLDINGS, INC.

By:	s/Steven A. Hale II
Name: Steven A. Hale II
Title: Chairman and CEO

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